Exhibit 10.6

UNSECURED   PROMISSORY   DEMAND   NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

FOR VALUE RECEIVED, Evetsco, Inc. (“Maker” or “Company”), having an office location at 374 East 400 South, Suite 3, Springville, Utah, promises to pay Four Thousand Dollars ($4,000.00) (“Principal Amount”), to GM/CM Family Partners LTD, at 14 Red Tail Drive, Highlands Ranch, Colorado (“Holder”). This unsecured promissory demand note is dated March 17, 2011 and is not being collateralized by any asset of the Company or any equity interest in the Company.

Payments.  The Principal Amount and any interest on the Principal Amount shall be repaid on demand, upon Holder giving 30 days written notice to the Maker at the address of the Maker. In any event, if Holder does not make demand for payment on or before December 31, 2012, such date shall be considered as the date that demand is being made and payment of the Principal Amount and all accrued interest (collectively, the “Note”) shall be due 30 days thereafter.

Interest.  Interest shall commence on March 17, 2011 and shall be computed on the Principal Amount at a simple interest rate of five percent (5%) per annum until Principal Amount has been paid. Any payments made to reduce the Note shall first be applied towards accrued interest and when the accrued interest has been fully paid, the remaining balance of the payment shall be applied towards the Principal Amount.

Type and place of Payments.  Any and all payments shall be made in lawful money of the United States of America to the Holder, at the address of the Holder given herein, or such other location as the Holder shall advise the Maker in writing.

Default.  Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder may forthwith declare the Note and unpaid interest to be immediately due and payable, and such shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)

Default in the payment of the Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, or on demand of the Holder, unless cured within thirty-five (35) days after notice thereof by Holder to Maker.

(b)

Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization.

(c)

At such time as the entire Board of Directors of the Company as constituted on March 17, 2011 shall resign or otherwise be replaced.

Attorneys’ Fees. If this unsecured promissory demand note is placed with an attorney for collection, or if suit is instituted for collection hereof, then in such event, the Maker agrees to pay reasonable attorneys’ fees, costs, and other expenses incurred by Holder in Holder’s collection efforts.

Construction.  This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Evetsco, Inc.

a Delaware Corporation

By: /s/ Joseph Nemalka

Joseph Nemelka, President